Exhibit 99.1

Mitek Reports 25% Revenue Growth in First Quarter of Fiscal 2017

SAN DIEGO, CA, February 2, 2017 – Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and identity verification software solutions, today announced its financial results for the first quarter of fiscal 2017 ended December 31, 2016.

Fiscal First Quarter Financial Highlights

•	Revenue increased 25% year over year to $9.3 million.
•	GAAP net loss of ($0.6) million, or ($0.02) per share, compared to GAAP net loss of ($0.3) million, or ($0.01) per share, a year ago.
•	Non-GAAP net income of $1.0 million, or $0.03 per share, compared to non-GAAP net income of $1.3 million, or $0.04 per share, a year ago.
•	Total cash and investments was $34.5 million at the end of the fiscal first quarter.

Commenting on the results, James DeBello, Chairman and CEO of Mitek, said:

“Our solutions are playing a key role globally in the digital transformation of money transferors, such as our recently announced deal with MoneyGram, as well as banks, credit card issuers, payments processors, lenders, and other companies. These organizations must comply with ever increasing Know Your Customer (KYC) and Anti-Money Laundering (AML) regulations or face hefty fines for noncompliance. With our market momentum, competitive advantages and solid balance sheet, we are well positioned for continued growth in this large and growing market.”

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) to discuss the Company's financial results.

To listen to the live conference call, parties in the United States and Canada should dial 888-240-1347, access code: 9951464. International parties should call 913-312-1520 using access code: 9951464. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the "Investor Relations" section of the Company's website at www.miteksystems.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software.

About Mitek

Mitek (MITK) is a global leader in mobile capture and identity verification software solutions. Mitek’s ID document verification allows an enterprise to verify a user’s identity during a mobile transaction, enabling financial institutions, payments companies and other businesses operating in highly regulated markets to transact business safely while increasing revenue from the mobile channel. Mitek also reduces the friction in the mobile user experience with advanced data prefill. These innovative mobile solutions are embedded into the apps of more than 5,500 organizations and used by tens of millions of consumers daily for mobile check deposit, new account opening, insurance quoting and more. Learn more at www.miteksystems.com. (MITK-F)

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company's long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company's ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company's products, the Company's ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the Company’s products by the Company's signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC's website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company's actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs and acquisition-related costs and expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company's GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company's underlying business.

MITEK SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands except share data)

	December 31, 2016 (Unaudited)	September 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$6,215	$9,010
Short-term investments	28,314	24,863
Accounts receivable, net	5,544	4,949
Other current assets	1,153	1,485
Total current assets	41,226	40,307
Long-term investments	—	1,952
Property and equipment, net	310	440
Goodwill and Intangible assets	5,150	5,646
Other non-current assets	—	40
Total assets	$46,686	$48,385
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,380	$1,318
Accrued payroll and related taxes	1,570	3,263
Deferred revenue, current portion	2,794	3,391
Other current liabilities	316	355
Total current liabilities	6,060	8,327
Deferred revenue, non-current portion	79	259
Other non-current liabilities	611	314
Total liabilities	6,750	8,900
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 33,274,297 and 32,781,704 issued and outstanding, as of December 31, 2016 and September 30, 2016, respectively	33	33
Additional paid-in capital	72,485	71,036
Accumulated other comprehensive loss	(433)	(42)
Accumulated deficit	(32,149)	(31,542)
Total stockholders’ equity	39,936	39,485
Total liabilities and stockholders’ equity	$46,686	$48,385

MITEK SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(amounts in thousands except share data)

	Three Months Ended December 31,
	2016	2015
Revenue
Software	$5,983	$4,730
SaaS, maintenance and consulting	3,286	2,674
Total revenue	9,269	7,404
Operating costs and expenses
Cost of revenue-software	214	390
Cost of revenue-SaaS, maintenance and consulting	677	552
Selling and marketing	3,838	2,463
Research and development	2,451	1,707
General and administrative	2,243	2,091
Acquisition-related costs and expenses	518	543
Total operating costs and expenses	9,941	7,746
Operating loss	(672)	(342)
Other income, net	65	36
Loss before income taxes	(607)	(306)
Income tax provision	—	(16)
Net loss	$(607)	$(322)
Net loss per share – basic and diluted	$(0.02)	$(0.01)
Shares used in calculating net loss per share – basic and diluted	32,376,671	31,094,417

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME (LOSS) RECONCILIATION

(Unaudited)

(amounts in thousands except share data)

	Three Months Ended December 31,
	2016	2015
Loss before income taxes	$(607)	$(306)

Add back:
Acquisition-related costs and expenses	518	543
Intellectual property litigation expenses	—	113
Stock compensation expense	1,085	989

Non-GAAP income before income taxes	996	1,339
Non-GAAP benefit (provision) for income taxes	—	(16)

Non-GAAP net income	$996	$1,323

Non-GAAP net income per share - basic	$0.03	$0.04

Non-GAAP net income per share - diluted	$0.03	$0.04

Shares used in calculating non-GAAP net income per share - basic	32,376,671	31,094,417

Shares used in calculating non-GAAP net income per share - diluted	34,695,184	32,064,223

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Investor Contact:

Todd Kehrli or Jim Byers

MKR Group, Inc.

mitk@mkr-group.com